EXHIBIT 10.2

INTERCOMPANY MANAGEMENT AGREEMENT

This Intercompany Management Agreement (the “Agreement”) is entered into as of June 1, 2006, by and among AmTrust Financial Services, Inc. (“AmTrust”), a Delaware corporation, Technology Insurance Company, Inc. (“Technology”), a New Hampshire property/casualty insurer, Rochdale Insurance Company (“Rochdale”), a New York property/casualty insurer, and Wesco Insurance Company (“Wesco”), a Delaware property/casualty insurer.

WHEREAS, AmTrust is the sole shareholder of Technology and Wesco and Technology is the sole shareholder of Rochdale.

WHEREAS, Technology, Rochdale and Wesco desire that AmTrust provide management services and AmTrust desires to provide such services.

NOW, THEREFORE, AmTrust, Technology, Rochdale and Wesco agree as follows:

A.	Financial Services

AmTrust shall perform all required financial and accounting services for Technology, Rochdale and Wesco, including, but not limited to:

1.	Federal and state tax compliance (including premium and excise tax);
2.	Investment management;
3.	Statutory accounting;
4.	Loss reserving;
5.	GAAP accounting;
6.	Regulatory compliance;
7.	The development of premium and commission rates;
8.	Premium collections and refunds

AmTrust shall collect, directly or through appointed producers, premiums on all policies, contracts, binders, riders, and endorsements issued on behalf of Technology, Rochdale and Wesco and shall deposit such premiums in Fiduciary Accounts maintained on behalf of each Technology, Rochdale and Wesco, as the case may be. AmTrust shall pay any return premiums payable to policyholders, directly or through appointed producers, out of the Fiduciary Accounts.

9.	Maintenance of Fiduciary Accounts

AmTrust shall hold separate and apart from all other funds all monies collected or received pursuant to this Agreement. AmTrust shall further hold separate and apart from the other parties, monies collected or received on behalf of Technology, Rochdale or Wesco. AmTrust shall deposit such monies in accounts at a federal or state chartered financial institution that is a member of the Federal Reserve System. Such accounts shall be referred to as Fiduciary Accounts. The Technology Fiduciary Accounts shall be used for all payments that AmTrust makes on behalf of Technology. The Rochdale Fiduciary Account shall be used for all payments that AmTrust makes on behalf of Rochdale and the Wesco Fiduciary Account shall be used for all payments that AmTrust makes on behalf of Wesco.

10.	Maintenance of Books and Records

AmTrust shall maintain complete and orderly files, books, records and accounts of all transactions in accordance with generally accepted insurance and accounting practices. At a minimum, such files, books, records and accounts shall:

a)	show all accounts between AmTrust and Technology, AmTrust and Rochdale, AmTrust and Wesco and AmTrust and all producers;
b)
show all policies issued, all premiums written, collected, earned and unearned, all acquisition costs, all return premiums paid and owing, all commissions, charges, fees and expenses owed by, received by, or owing to AmTrust for Technology, Rochdale and Wesco, and the data necessary to support all such commissions, charges, fees and expenses;

c)	include the relevant statistical information required in any statement that must be provided to any regulatory authority.

AmTrust shall retain all such files, books, records and accounts in accordance with applicable insurance law.

B.	Administrative Services

AmTrust shall perform all required administrative services for Technology, Rochdale and Wesco, including, but not limited to:

1.	Form and rate filings

a)	obtain authorization to utilize standard policy forms and applications or shall develop forms and applications as required;
b)	make all required filings with regulatory authorities;
c)	The use and filing of forms and rates by AmTrust shall be subject to the approval of Technology, Rochdale and Wesco, as the case may be.

2.	Prepare and submit applications for certificates of authority;

3.	Prepare and submit applications for certificate of authority expansion;
4.	Maintain rating agency relationships;
5.	Correspondence with Policyholders and Producers;

C.	Underwriting Services

AmTrust shall perform the following underwriting services for Technology, Rochdale and Wesco:

1.	Appointment of Producers

AmTrust or a designated affiliate as set forth in appropriate agreement may enter into producer agreements on behalf of Technology, Rochdale and/or Wesco. Technology, Rochdale and Wesco agree to appoint such producers if required in a particular state. Prior to entering into any producer agreement, AmTrust or the designated affiliate shall ascertain that the producer is lawfully licensed to produce the type of insurance authorized by the producer agreement. Technology, Rochdale and Wesco shall each have the right to require cancellation of any producer agreement after appropriate notice.

2.	Marketing

AmTrust shall require that all producer agreements entered into on behalf of Technology, Rochdale and/or Wesco provide that the producer must obtain approval in writing from Technology, Rochdale and/or Wesco for any advertisement or promotional material.

D.	Compensation

1.	Expenses

a)	Technology, Rochdale and Wesco each shall reimburse AmTrust for all direct expenses that are attributable to it, including but not limited to:

•	Agents’ commissions
•	Reinsurance
•	Advertising
•	Boards, bureaus and associations
•	Surveys and underwriting reports
•	Audits of policyholder records
•	Salaries
•	Payroll taxes
•	Employee Relations and Welfare
•	Insurance

•	Directors’ fees
•	Travel and travel items
•	Rent and rent items
•	Equipment
•	Printing and stationery
•	Legal and auditing
•	Premium taxes
•	Insurance licenses and fees
•	Guaranty association assessments

b)
Quarterly, all common expenses incurred by AmTrust in connection with this Agreement shall be allocated between Technology, Rochdale and Wesco in a manner consistent with New Hampshire RSA 401-B:5(a) and New York Insurance Department Regulation 30 (11 NYCRR §§ 106.2, 106.3) and Delaware Insurance Code, § 5005(a). Salaries shall be allocated to each company based on the percentage of total premium written by each company.

2.	Fees

Technology, Rochdale and Wesco, collectively, shall pay to AmTrust an annual fee in an amount equal to 2% of the total written premium or $750,000, whichever is less. Within 30 days of the end of each calendar quarter, the fee shall be allocated to each company based on the percentage of total premium written by each company in that quarter.

3.	Remittance

Within 45 days of the end of each calendar quarter, each of the companies shall remit payment to AmTrust for expenses and the the part of the annual fee payable for that quarter. Notwithstanding the foregoing the total fee payable by the companies shall not exceed $187,500 for any quarter or $750,000 for the entire calendar year.

E.	General Provisions

1.	Effective Date

This Agreement shall be effective upon its approval by the New Hampshire Insurance Department, New York Insurance Department and Delaware Insurance Department.

2.	Termination

This Agreement may be terminated:

a)	by mutual agreement at any time;
b)	by any party upon giving the greater of thirty (30) days written notice or the minimum notice required by any applicable law;
c)	for cause upon fifteen (15) days written notice.

3.	Assignment; Binding Agreement

Neither this Agreement nor any of the rights or obligations hereunder may be assigned in whole or in part. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto.

4.	Severability and Modification

If any of the provisions of this Agreement shall be determined to be contrary to law or unenforceable by any court of competent jurisdiction, the remaining provisions shall be severable and shall remain enforceable in accordance with their terms. No other changes in, modifications of , or additions to this Agreement shall be valid unless the same shall be in writing and signed by all the parties hereto.

5.	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

6.	Headings

The article and section headings contained in this Agreement are inserted for the convenience of the parties only and shall not affect in any way its meaning or interpretation.

7.	Governing Law

This Agreement, and any amendments hereto, shall be construed and interpreted in accordance with the substantive laws of the State of New York.

8.	Termination of Prior Management Agreement; Entire Agreement

Upon the effective date of this Agreement, the Intercompany Management Agreement entered into among AmTrust, Technology and Rochdale effective January 1, 2001 shall terminate. This Agreement shall thereafter constitute the entire agreement between the parties as to the provision of services hereunder.

9.	Waiver and Further Agreement

Any waiver of any breach of any terms or conditions of this Agreement shall only be effective if made in writing signed by the waiving party or parties and shall not operate as a waiver of any other breach of such terms or conditions or any other term or condition. No failure to enforce any provision hereof shall operate as a waiver of or estoppel with respect to such provision or of any other provisions hereof. No waiver shall act as a continuing waiver except to the extent specifically stated therein. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other parties may reasonably require in order to effectuate the terms and purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

AMTRUST FINANCIAL SERVICES, INC.

____________________________________
Barry D. Zyskind
President

TECHNOLOGY INSURANCE COMPANY, INC.

___________________________________
Stephen Ungar
Secretary and General Counsel

ROCHDALE INSURANCE COMPANY

___________________________________
Stephen Ungar
Secretary and General Counsel

WESCO INSURANCE COMPANY

___________________________________
Barry D. Zyskind
Secretary and General Counsel